TERM PROMISSORY NOTE
Exhibit 10.4
Term Loan C
$3,000,000
San Juan, Puerto Rico
August 30, 2005	Due: March 31, 2008

FOR VALUE RECEIVED, the undersigned (the “Borrowers”),hereby unconditionally, jointly and severally, primarily and unconditionally, promise to pay to the order of WESTERNBANK PUERTO RICO, a Puerto Rico banking corporation (the “Lender”), at the offices of Lender at Westernbank World Plaza, Suite 600, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, or at such other place as the Lender or any holder hereof may from time to time designate, the principal sum of Three Million Dollars ($3,000,000) in lawful money of the United States America and in immediately available funds, in twenty nine(29) consecutive monthly installments (or earlier as hereinafter provided), on the first day of each month commencing December 1, 2005, (a) of which the first twenty eight (28) payments shall be in the amount of $50,000.00 each and (b) with a final payment of $1,6000,000 and interest due on March 31, 2008 (or earlier as hereinafter provided).

Borrowers hereby further promise to pay interest to the order of Lender on the unpaid principal balance hereof at the Interest Rate (as hereinafter defined). Such interest shall be paid in like money at said office or place from the date hereof, monthly on the first day of each month until full and final payment of the indebtedness evidenced by this Note, commencing on the first day of the month following the date on which this Note is executed and delivered by Borrowers to Lender and on the first day of each month thereafter. Interest payable upon and after an Event of Default or termination or non-renewal of the Loan And Security Agreement, between the Lender and the Borrowers, dated as of the date hereof (the “Loan Agreement”) shall be payable upon demand.

For purposes hereof, the term “Interest Rate” shall mean (a) two percent (2.00%) per annum over the Prime Rate subject to adjustment under the circumstances and as provided in the Loan Agreement and (b) such rate as may be so adjusted, from time to time. The interest rate charged hereunder shall increase or decrease by an amount equal to each increase or decrease respectively, in said Prime Rate, effective on the first day of the month after any change in the Prime Rate shall occur. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred and sixty (360) day year and actual days elapsed. At no time will the Interest Rate be less than seven and one half percent (7.50%) per annum. In no event shall interest charged hereunder exceed the maximum permitted under the laws of the Commonwealth of Puerto Rico or other applicable law.

Interest shall be payable at Lender’s option, without notice, at the rate of four percent (4.00%) per annum in excess of the Prime Rate, from and after the maturity hereof or after the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Lender and until such time as Lender has received full and final payment of all Obligations (notwithstanding the entry of any judgment against a Borrower).

Lender’s charges shall be included in each monthly statement of Borrowers’ loan account. Lender shall have the right, at Lender’s option, to charge all such interest charges and fees (including, without limitation, any retroactive interest as provided in the Loan Agreement) to Borrowers’ loan account on the first day of each month, and such interest charges shall be deemed to be paid by the first amounts subsequently credited thereto.

This Note is issued pursuant to the terms and provisions of the Loan Agreement to evidence the Term Loan B by Lender to Borrowers. This Note is secured by the Collateral described in the Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by a Borrower or any other party in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the “Financing Agreements”), and is entitled to all of the benefits and rights thereof and of the other Financing Agreements. Capitalized terms used herein, not otherwise defined herein, shall have the respective meanings prescribed in the Loan Agreement. At the time any payment is due hereunder (including, without limitation, any retroactive interest as provided in the Loan Agreement), at its option, Lender may charge the amount thereof to any account of any Borrower maintained by Lender.

If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Lender under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Lender may, at its option, declare any or all of Borrowers’ obligations, liabilities and indebtedness owing to Lender under the Loan Agreement and the other Financing Agreements (the “Obligations”), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorneys’ fees and legal expenses.

Borrowers (a) waive diligence, demand, presentment, protest and notice of any kind, (b) agrees that it will not be necessary for Lender to first institute suit in order to enforce payment of this Note and (c) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Borrowers is expressly hereby waived by Borrowers. Upon any Event of Default or termination or non-renewal of the Loan Agreement, Lender shall have the right, but not the obligation, to setoff against this Note all money owed by Lender to any Borrower.

Lender shall not be required to resort to any Collateral for payment, but may proceed against Borrowers and any guarantors or endorsers hereof in such order and manner as Lender may choose. None of the rights of Lender shall be waived or diminished by any failure or delay in the exercise thereof.

The validity, interpretation and enforcement of this Note and the other Financing Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the Commonwealth of Puerto Rico (without giving effect to principles of conflicts of law).

Borrowers irrevocably consent and submits to the non-exclusive jurisdiction of the Superior Court of San Juan and/or the United States District Court for the District of Puerto Rico and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Borrowers and Lender in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Borrowers and Lender or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against such Borrower or its property).

Borrowers hereby waive personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five(5) days after the same shall have been so deposited in the U.S. mails, or , at Lender’s option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

BORROWERS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS NOTE OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN BORROWER AND LENDER IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AGREE AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Borrowers. Borrowers hereby authorize Lender to complete this Note in any particulars according to the terms of the loan evidenced hereby.

This Note shall be binding upon the successors and assigns of Borrowers and inure to the benefit of Lender and its successors, endorsees and assigns. Whenever used herein, the term “Borrowers” shall be deemed to include their respective successors and assigns and the term “Lender” shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

Inyx Europe Limited

By: /s/ Jack Kachkar
Name: Jack Kachkar
Title: Director

By:/s/ Jay M. Green
Name: Jay M. Green
Title: Director

Celltech Manufacturing Services Limited

By: /s/ Jack Kachkar
Name: Jack Kachkar
Title: Director

By: /s/ Jay M. Green
Name: Jay M. Green
Title: Director

Signed before me Emma Warne on 31 August 2005, a Solicitor of England And Wales by Jack Kachkar, personally known to me or who has produced a driver’s license or passport as identification, at Allen & Overy, One New Change, London, EC4M 9QQ, England.

 Emma Warne
Solicitor

Signed before me Emma Warne on 31 August 2005, a Solicitor of England And Wales by Jay Green, personally known to me or who has produced a driver’s license or passport as identification, at Allen & Overy, One New Change, London, EC4M 9QQ, England.

 Emma Warne
Solicitor